Exhibit 99.1

NEWS RELEASE

APA Corporation Announces Second-Quarter 2022

Financial and Operational Results

Key Takeaways

•	Reported production of 385,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 305,000 BOE per day;

•	Generated net cash from operating activities of $1.535 billion, adjusted EBITDAX of $1.957 billion, and quarterly free cash flow of $814 million, more than double the same period in the prior year;

•

Repurchased 7 million shares of APA common stock during the quarter at an average price of $41.59 per share, followed by an additional 6.9 million shares repurchased in July at an average price of $33.87 per share;

•	Performed flow tests offshore Suriname at the Krabdagu discovery well;

•	Increased gross oil production in Egypt and continued significant emissions reductions in the Western Desert; and

•	Acquired properties within company’s active development area of the Texas Delaware Basin.

HOUSTON, August 3, 2022 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the second-quarter 2022.

APA reported net income attributable to common stock of $926 million, or $2.71 per diluted share. When adjusted for items that impact the comparability of results, most notably a $129 million release of tax valuation allowance, APA’s second-quarter earnings were $811 million, or $2.37 per diluted share. Net cash provided by operating activities was $1.535 billion, and adjusted EBITDAX was $1.957 billion. The company generated $814 million in free cash flow during the quarter.

“APA delivered strong second-quarter results on a number of fronts. Our diversified, unhedged portfolio benefitted from high prices across all three product streams, and we managed our largest spending categories – capital investment, operating costs, and general & administrative – very well despite an overall challenging supply chain and cost environment,” said John J. Christmann IV, APA’s CEO and president.

Second-Quarter Summary

Second-quarter reported production was 385,000 BOE per day, and adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 305,000 BOE per day. APA’s second-quarter upstream capital investment was $428 million, slightly lower than anticipated.

APA	CORPORATION ANNOUNCES SECOND-QUARTER 2022 FINANCIAL AND OPERATIONAL RESULTS

In the U.S., the company added a third rig in the Permian Basin, which is now drilling at Alpine High. Internationally, the company increased gross oil production in Egypt by more than 7,000 BOE per day from the first quarter and achieved a 92% drilling success rate. In the North Sea, maintenance turnaround at the Forties Field was delivered safely and on-budget, and total depth was reached on the Garten-3 well at Beryl, which is expected to deliver a substantial volume increase in the second half of the year.

Two flow tests were completed offshore Suriname on the Krabdagu discovery well and further appraisal is being planned. Exploration prospects on Block 58 (Dikkop) and Block 53 (Baja) are currently being drilled, with results expected in the coming months.

Across the portfolio, the company has numerous projects underway to reduce emissions and deliver on aggressive near- and medium-term goals for emissions reductions. Excellent progress was achieved during the quarter on this front, particularly in Egypt where the completion of several projects put the company on track to achieve its 2022 goal of reducing upstream routine flaring in-country by more than 40% by yearend.

Also, during the quarter, the company entered into a transaction to acquire properties in the Texas Delaware Basin (primarily in Loving and Reeves counties) near existing operations. The acquired properties have a combination of producing wells, wells in the process of drilling and completion, and an inventory of undrilled locations. The acquisition also brings immediate access to a high-quality drilling rig and experienced crew for ongoing development. The company expects production will average 12,000 to 14,000 BOE per day for the remaining five months of the year. The purchase price was $505 million, and the transaction closed on July 29 for a total cost of $555 million, after including post-effective date adjustments to date.

Capital Return to Shareholders and Debt Reduction Progress

Under APA’s capital return framework, the company repurchased 7.0 million shares of common stock during the quarter at an average price of $41.59 per share. Subsequent to the quarter end, in July, APA repurchased 6.9 million shares at an average price of $33.87. Since the inception of its buyback program in October 2021 through the end of July 2022, APA has repurchased 52.3 million shares at an average price of $31.19 per share.

APA	CORPORATION ANNOUNCES SECOND-QUARTER 2022 FINANCIAL AND OPERATIONAL RESULTS

On June 30, 2022, net debt was $5 billion, down from $6.7 billion at year-end 2021. In July, the company accessed its revolving credit facility to execute the Texas Delaware Basin acquisition.

Capital and Production Guidance

APA’s full-year capital investment guidance, excluding acquisitions, is unchanged at $1.725 billion. Lease Operating Expense has been increased $50 million to $1.470 billion, which primarily reflects higher fuel costs throughout our operations.

The company is reducing its 2022 adjusted production guidance by approximately 2%, which reflects the net effect of several items, including: the impact of high oil prices on PSC volumes in Egypt, timing delays in the expected well completion schedule in Egypt and the Permian, mixed results from its Austin Chalk delineation program, minor divestitures, and the addition of five months of production from the Texas Delaware Basin acquisition.

Looking Ahead

Christmann concluded, “If recent strip prices hold, we expect to generate approximately $3 billion of free cash flow in 2022, and by yearend, at least $1.8 billion of this capital will be returned to shareholders through dividends and share buybacks. Through July, we have returned just under 50% of this amount.”

“Looking to the back half of the year, our production will increase as the drilling program in Egypt reaches 15 rigs and efficiency levels improve, the rate of well completions increases in the Permian Basin, summer maintenance turnarounds conclude, and the Garten-3 well commences production in the North Sea.”

Conference Call

APA will host a conference call to discuss its second-quarter 2022 results at 10 a.m. Central time, Thursday, August 4. The conference call will be webcast from APA’s website at www.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

APA	CORPORATION ANNOUNCES SECOND-QUARTER 2022 FINANCIAL AND OPERATIONAL RESULTS

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and the Dominican Republic. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com. Additional details regarding Suriname, ESG performance and other investor-related topics are posted at investor.apacorp.com.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

APA	CORPORATION ANNOUNCES SECOND-QUARTER 2022 FINANCIAL AND OPERATIONAL RESULTS

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2021, and in our quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2021 available from APA at www.apacorp.com or by writing APA at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

APA	CORPORATION ANNOUNCES SECOND-QUARTER 2022 FINANCIAL AND OPERATIONAL RESULTS

Contacts

Investor: (281) 302-2286     Gary Clark

Media: (713) 296-7189     Castlen Kennedy

Website: www.apacorp.com

APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,863	$1,141	$3,580	$2,132
Natural gas revenues	433	226	813	538
Natural gas liquids revenues	229	147	452	275

	2,525	1,514	4,845	2,945
Purchased oil and gas sales	522	242	871	682

Total revenues	3,047	1,756	5,716	3,627
Derivative instrument gain (loss), net	(32)	(113)	(94)	45
Gain (loss) on divestitures, net	(27)	65	1,149	67
Other, net	64	74	109	135

	3,052	1,782	6,880	3,874

OPERATING EXPENSES:
Lease operating expenses	359	311	703	575
Gathering, processing, and transmission	94	61	175	119
Purchased oil and gas costs	528	262	879	756
Taxes other than income	78	51	148	95
Exploration	56	26	98	75
General and administrative	89	86	245	169
Transaction, reorganization, and separation	3	4	17	4
Depreciation, depletion, and amortization:
Oil and gas property and equipment	269	322	547	634
Other assets	9	29	22	59
Asset retirement obligation accretion	29	28	58	56
Financing costs, net	76	107	228	217

	1,590	1,287	3,120	2,759

NET INCOME BEFORE INCOME TAXES	1,462	495	3,760	1,115
Current income tax provision	415	131	807	280
Deferred income tax benefit	(20)	(44)	(60)	(23)

NET INCOME INCLUDING NONCONTROLLING INTERESTS	1,067	408	3,013	858
Net income attributable to noncontrolling interest—Egypt	141	41	260	83
Net income attributable to noncontrolling interest—Altus	—	27	14	28
Net income (loss) attributable to Altus Preferred Unit limited partners	—	24	(70)	43

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$926	$316	$2,809	$704

NET INCOME PER COMMON SHARE:
Basic	$2.72	$0.83	$8.18	$1.86
Diluted	$2.71	$0.82	$8.15	$1.86
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	341	378	344	378
Diluted	342	379	344	379
DIVIDENDS DECLARED PER COMMON SHARE	$0.125	$0.025	$0.25	0.05

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	2Q22 to 1Q22	2Q22 to 2Q21	June 30, 2022	June 30, 2021
OIL VOLUME—Barrels per day
United States	64,759	69,636	82,852	-7%	-22%	67,184	75,313
Egypt (1, 2)	85,502	85,018	71,182	1%	20%	85,261	71,673
North Sea	32,493	35,242	31,992	-8%	2%	33,860	37,726

International (1)	117,995	120,260	103,174	-2%	14%	119,121	109,399

Total (1)	182,754	189,896	186,026	-4%	-2%	186,305	184,712

NATURAL GAS VOLUME—Mcf per day
United States	457,459	477,637	541,088	-4%	-15%	467,493	524,396
Egypt (1, 2)	346,424	386,577	256,262	-10%	35%	366,390	267,145
North Sea	42,802	38,466	36,769	11%	16%	40,645	43,268

International (1)	389,226	425,043	293,031	-8%	33%	407,035	310,413

Total (1)	846,685	902,680	834,119	-6%	2%	874,528	834,809

NGL VOLUME—Barrels per day
United States	59,267	61,711	68,492	-4%	-13%	60,482	63,183
Egypt (1, 2)	297	491	553	-40%	-46%	394	568
North Sea	1,195	1,498	1,095	-20%	9%	1,345	1,231

International (1)	1,492	1,989	1,648	-25%	-9%	1,739	1,799

Total (1)	60,759	63,700	70,140	-5%	-13%	62,221	64,982

BOE per day
United States	200,269	210,953	241,525	-5%	-17%	205,582	225,895
Egypt (1, 2)	143,536	149,938	114,445	-4%	25%	146,720	116,765
North Sea	40,822	43,151	39,216	-5%	4%	41,979	46,169

International (1)	184,358	193,089	153,661	-5%	20%	188,699	162,934

Total (1)	384,627	404,042	395,186	-5%	-3%	394,281	388,829

Total excluding noncontrolling interests	336,756	354,089	356,981	-5%	-6%	345,375	349,844

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	28,516	28,328	23,759			28,423	23,923
Gas (Mcf/d)	115,534	128,764	85,574			122,112	89,235
NGL (b/d)	99	164	184			131	189
BOE per day	47,871	49,953	38,205	-4%	25%	48,906	38,985
(2) Egypt Gross Production
Oil (b/d)	141,432	134,397	135,494			137,934	135,408
Gas (Mcf/d)	555,694	597,812	578,380			576,637	590,756
NGL (b/d)	464	735	866			599	881
BOE per day	234,512	234,767	232,757	0%	1%	234,639	234,748

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	2Q22 to 1Q22	2Q22 to 2Q21	June 30, 2022	June 30, 2021
OIL VOLUME—Barrels per day
United States	64,759	69,636	82,852	-7%	-22%	67,184	75,313
Egypt	37,934	38,784	36,753	-2%	3%	38,357	36,886
North Sea	32,493	35,242	31,992	-8%	2%	33,860	37,726

International	70,427	74,026	68,745	-5%	2%	72,217	74,612

Total	135,186	143,662	151,597	-6%	-11%	139,401	149,925

NATURAL GAS VOLUME—Mcf per day
United States	457,459	477,637	541,088	-4%	-15%	467,493	524,396
Egypt	152,775	175,509	144,712	-13%	6%	164,079	148,870
North Sea	42,802	38,466	36,769	11%	16%	40,645	43,268

International	195,577	213,975	181,481	-9%	8%	204,724	192,138

Total	653,036	691,612	722,569	-6%	-10%	672,217	716,534

NGL VOLUME—Barrels per day
United States	59,267	61,711	68,492	-4%	-13%	60,482	63,183
Egypt	133	225	300	-41%	-56%	179	305
North Sea	1,195	1,498	1,095	-20%	9%	1,345	1,231

International	1,328	1,723	1,395	-23%	-5%	1,524	1,536

Total	60,595	63,434	69,887	-4%	-13%	62,006	64,719

BOE per day
United States	200,269	210,953	241,525	-5%	-17%	205,582	225,895
Egypt	63,530	68,261	61,172	-7%	4%	65,882	62,003
North Sea	40,822	43,151	39,216	-5%	4%	41,979	46,169

International	104,352	111,412	100,388	-6%	4%	107,861	108,172

Total	304,621	322,365	341,913	-6%	-11%	313,443	334,067

APA CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
AVERAGE OIL PRICE PER BARREL
United States	$110.98	$95.58	$65.32	$103.05	$61.68
Egypt	115.97	103.22	66.70	109.65	64.30
North Sea	113.77	102.20	68.34	107.47	63.48
International	115.40	102.92	67.24	109.05	64.00
Total	113.79	100.23	66.40	106.87	63.06
AVERAGE NATURAL GAS PRICE PER MCF
United States	$6.75	$4.25	$2.73	$5.48	$3.63
Egypt	2.78	2.83	2.80	2.80	2.80
North Sea	18.15	32.35	8.10	24.72	7.43
International	4.33	5.21	3.46	4.79	3.44
Total	5.65	4.70	2.99	5.16	3.56
AVERAGE NGL PRICE PER BARREL
United States	$39.79	$36.67	$22.72	$38.20	$22.84
Egypt	75.14	77.81	38.10	76.80	41.49
North Sea	71.71	74.64	38.79	73.29	44.21
International	72.17	75.20	38.56	73.84	43.35
Total	40.97	38.33	23.10	39.63	23.41

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Unproved leasehold impairments	$2	$3	$6	$21
Dry hole expense	36	6	41	25
Geological and geophysical expense	3	6	18	10
Exploration overhead and other	15	11	33	19

	$56	$26	$98	$75

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$1,535	$969	$2,426	$1,640

Additions to upstream oil and gas property	(389)	(306)	(767)	(561)
Proceeds from sale of oil and gas properties	(16)	178	751	181
Proceeds from sale of Kinetik shares	—	—	224	—
Deconsolidation of Altus cash and cash equivalents	—	—	(143)	—
Other, net	(45)	2	(49)	(13)

Net cash provided by (used in) investing activities	$(450)	$(126)	$16	$(393)

Payments on revolving credit facilities, net	(605)	(65)	(267)	(150)
Proceeds from Altus credit facility	—	—	—	33
Payments on Apache fixed-rate debt	—	(14)	(1,370)	(20)
Distributions to noncontrolling interest—Egypt	(90)	(20)	(159)	(60)
Distributions to Altus Preferred Unit limited partners	—	(12)	(11)	(23)
Treasury stock activity, net	(291)	—	(552)	—
Dividends paid to APA common stockholders	(43)	(10)	(86)	(19)
Other	(8)	(11)	(17)	(21)

Net cash used in financing activities	$(1,037)	$(132)	$(2,462)	$(260)

SUMMARY BALANCE SHEET INFORMATION

	June 30, 2022	December 31, 2021
Cash and cash equivalents	$282	$302
Other current assets	2,801	2,078
Property and equipment, net	8,231	8,335
Decommissioning security for sold Gulf of Mexico properties	383	640
Other assets	1,227	1,948

Total assets	$12,924	$13,303

Current debt	$125	$215
Current liabilities	2,688	1,902
Long-term debt	5,160	6,638
Long-term debt—Altus	—	657
Decommissioning contingency for sold Gulf of Mexico properties	825	1,086
Deferred credits and other noncurrent liabilities	2,621	2,810
Redeemable noncontrolling interest—Altus Preferred Unit limited partners	—	712
APA shareholders’ equity (deficit)	584	(1,595)
Noncontrolling interest—Egypt	921	820
Noncontrolling interest—Altus	—	58

Total Liabilities and equity	$12,924	$13,303

Common shares outstanding at end of period	333	347

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Costs incurred in oil and gas property:
Acquisitions
Proved	$—	$2	$9	$3
Unproved	6	1	17	3
Exploration and development	492	304	911	588

Total Costs incurred in oil and gas property	$498	$307	$937	$594

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$498	$307	$937	$594
Asset retirement obligations settled vs. incurred—oil and gas property	7	6	14	8
Capitalized interest	(5)	(2)	(8)	(4)
Exploration seismic and administration costs	(18)	(17)	(51)	(29)

Upstream capital investment including noncontrolling interest—Egypt	$482	$294	$892	$569
Less noncontrolling interest—Egypt	(54)	(37)	(103)	(69)

Total Upstream capital investment	$428	$257	$789	$500

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$1,535	$969	$2,426	$1,640
Changes in operating assets and liabilities	(149)	(212)	114	(37)

Cash flows from operations before changes in operating assets and liabilities	$1,386	$757	$2,540	$1,603
Adjustments to free cash flow:
Altus Midstream cash flows from operations before changes in operating assets and liabilities	—	(56)	—	(95)
Upstream capital investment including noncontrolling interest—Egypt	(482)	(294)	(892)	(569)
Distributions to Sinopec noncontrolling interest	(90)	(20)	(159)	(60)

Upstream free cash flow	$814	$387	$1,489	$879
Cash dividends received from Altus Midstream	—	19	—	38

Free cash flow	$814	$406	$1,489	$917

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021
Net cash provided by operating activities	$1,535	$891	$969	$2,426	$1,640
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	18	33	17	51	29
Current income tax provision	415	392	131	807	280
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	59	29	(6)	88	14
Changes in operating assets and liabilities	(149)	263	(212)	114	(37)
Financing costs, net	76	85	108	161	218
Transaction, reorganization & separation costs	3	14	4	17	4

Adjusted EBITDAX (Non-GAAP)	$1,957	$1,707	$1,011	$3,664	$2,148

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Altus Midstream LP credit facility is unsecured and is not guaranteed by APA or any of APA’s other subsidiaries.

	June 30, 2022			December 31, 2021
	APA	Altus	APA	APA	Altus	APA
	Upstream	Midstream	Consolidated	Upstream	Midstream	Consolidated
Current debt	$125	$—	$125	$215	$—	$215
Long-term debt	5,160	—	5,160	6,638	—	6,638
Long-term debt—Altus	—	—	—	—	657	657

Total debt	5,285	—	5,285	6,853	657	7,510
Cash and cash equivalents	282	—	282	170	132	302

Net debt	$5,003	$—	$5,003	$6,683	$525	$7,208

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	June 30, 2022				June 30, 2021
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$1,462	$395)	$1,067	$3.12	$495	$(87)	$408	$1.07
Income attributable to noncontrolling interests	251	(110)	141	0.41	104	(36)	68	0.18
Income attributable to Altus preferred unit limited partner	—	—	—	—	24	—	24	0.06

Net income attributable to common stock—Basic	1,211	(285)	926	2.71	367	(51)	316	0.83
Effect of dilutive securities **	—	—	—	—	(6)	—	(6)	(0.01)

Net income attributable to common stock	1,211	(285)	926	2.71	361	(51)	310	0.82
Adjustments:*
Asset and unproved leasehold impairments	2	—	2	—	3	—	3	0.01
Valuation allowance and other tax adjustments	—	(129)	(129)	(0.38)	—	(60)	(60)	(0.16)
Gain on extinguishment of debt	—	—	—	—	(1)	—	(1)	—
Unrealized derivative instrument loss and related Altus Preferred impacts	26	(6)	20	0.06	72	(15)	57	0.15
Kinetik equity investment mark-to-market gain	(29)	—	(29)	(0.08)	—	—	—	—
Effect of dilutive securities **	—	—	—	—	6	—	6	0.01
Transaction, reorganization & separation costs	3	(1)	2	0.01	4	(1)	3	0.01
(Gain) / loss on divestitures, net	27	(6)	21	0.06	(65)	14	(51)	(0.13)
Other	(3)	1	(2)	(0.01)	(1)	—	(1)	(0.01)

Adjusted earnings (Non-GAAP)	$1,237	$(426)	$811	$2.37	$379	$(113)	$266	$0.70

	For the Six Months Ended				For the Six Months Ended
	June 30, 2022				June 30, 2021
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$3,760	$(747)	$3,013	$8.75	$1,115	$(257)	$858	$2.26
Income attributable to noncontrolling interests	478	(204)	274	0.80	182	(71)	111	0.29
Income (loss) attributable to Altus preferred unit limited partner	(70)	—	(70)	(0.20)	43	—	43	0.11

Net income attributable to common stock	3,352	(543)	2,809	8.15	890	(186)	704	1.86
Adjustments:*
Asset and unproved leasehold impairments	6	(1)	5	0.02	21	(4)	17	0.05
Noncontrolling interest & tax barrel impact on Egypt adjustments	—	—	—	—	(1)	—	(1)	—
Valuation allowance and other tax adjustments	—	(316)	(316)	(0.92)	—	(103)	(103)	(0.27)
(Gain)/loss on extinguishment of debt	67	(14)	53	0.15	(1)	—	(1)	—
Unrealized derivative instrument loss and related Altus Preferred impacts	11	(11)	—	—	58	(12)	46	0.12
Kinetik equity investment mark-to-market gain	(53)	—	(53)	(0.15)	—	—	—	—
Transaction, reorganization & separation costs	17	(4)	13	0.04	4	(1)	3	0.01
Gain on divestitures, net	(1,149)	119	(1,030)	(2.99)	(67)	15	(52)	(0.14)
Other	(3)	1	(2)	(0.01)	(1)	—	(1)	(0.01)

Adjusted Earnings (Non-GAAP)	$2,248	$(769)	$1,479	$4.29	$903	$(291)	$612	$1.62

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
**

The assumed conversion of Altus’ Preferred Unit limited partner is primarily associated with unrealized gains on the Preferred Unit embedded derivative. These amounts are antidilutive for the second quarter 2021.